PRICING SUPPLEMENT NO. 41                                       Rule 424(b)(3)
DATED: June 28, 2000                                        File No. 333-31980
(To Prospectus dated March 17, 2000,
and Prospectus Supplement dated March 17, 2000)

                                 $9,027,683,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $60,000,000 Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:          Fixed Rate Notes [  ]    Certificated Notes [  ]
7/3/2000

Maturity Date: 1/03/2002      CUSIP#: 073928QP1

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Rate                 Interest Reset Date(s):  *

[  ]  Treasury Rate                      Interest Reset Period:  Monthly

[  ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate: 6.825%          Interest Payment Period: Monthly

Index Maturity:  One Month

Spread (plus or minus): +0.18%

* On the 3rd of each month prior to the Maturity Date.

** On the 3rd of each month and the Maturity Date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.